NEWS FOR IMMEDIATE RELEASE

January 24, 2012                                                                                     For Further Information Contact:

  Paul M. Limbert
  President and Chief Executive Officer

or

  Robert H. Young
  Executive Vice President and Chief Financial Officer

  (304) 234-9000
  NASDAQ Symbol: WSBC
  Website: www.wesbanco.com

WesBanco Announces Increased Earnings

Wheeling, WV… Paul M. Limbert, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ Global Market: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced increased earnings for the year and fourth quarter ended December 31, 2011.

Net income for the year ended December 31, 2011 was $43.8 million compared to $35.6 million for the same period in 2010, representing an increase of 23.0%, while diluted earnings per share were $1.65 compared to $1.34 per share for 2010. For the fourth quarter of 2011, net income was $10.6 million compared to $10.3 million for the fourth quarter of 2010, while diluted earnings per share were $0.40 compared to $0.39 per share for the fourth quarter of 2010.

Mr. Limbert commented, “WesBanco continued to improve earnings in 2011 through increased net interest income, lower operating expenses and a lower provision for credit losses compared to 2010.  Continued focus on credit quality as we emerge from the recession resulted in significant decreases in non-performing assets, classified, criticized and past due loans and OREO in 2011.  In addition, trust, securities brokerage and insurance operations continued to provide significant non-interest income with trust assets under management increasing again in 2011.”

Net Interest Income

Net interest income increased $3.3 million or 2.0% for the 2011 year due to increases in the net interest margin.  The improved net interest margin was caused by the cost of funds declining faster than the decline in asset yields.  For the fourth quarter of 2011, net interest income decreased $0.4 million or 1.0% compared to the same quarter of 2010.  This was primarily due to the continued low interest rate environment, resulting in a reduction in the yield on earning assets at a more rapid pace than the decrease in average rates paid on interest bearing liabilities.  In addition, the fourth quarter reflects a change in asset mix, with a higher percentage of lower-yielding investments.

The net interest margin was 3.66% for 2011 and 3.56% in the fourth quarter, an increase of 6 basis points and a decrease of 10 basis points respectively, compared to the same periods in 2010.  The average rate on interest bearing liabilities decreased by 35 basis points in 2011, and 26 basis points in the fourth quarter, while the rate on earning assets declined by 27 and 33 basis points, respectively.  Rates earned on the securities and loan portfolios have declined through reinvestment at current lower interest rates with competitive pressures resulting in decreasing rates on high quality loans.  However, interest income from the investment portfolio increased 2.9% in 2011 and 4.7% in the fourth quarter compared to 2010, due to the increase in average outstanding balances.  The improvement in the cost of funds for the year was due to lower offered rates on maturing certificates of deposit, an increase in balances of lower-cost products including checking, money market and savings accounts, and lower balances of higher cost FHLB borrowings.  Average total deposits increased 3.9% in the fourth quarter compared to the fourth quarter of 2010.  The average balance for FHLB borrowings, which have the highest average interest cost at 3.35% representing 11.4% of interest expense, decreased 32.9% in the fourth quarter of 2011 from the fourth quarter of 2010 through scheduled maturities.  The FHLB maturities were funded primarily by the increase in deposits.  Improvements in the mix of deposit accounts also contributed to the improved cost of funds, with average CDs decreasing to 36.9% of total average deposits in the fourth quarter, from 41.2% in the fourth quarter of 2010, while total transaction account types increased to 63.1% of total deposits.

Provision and Allowance for Credit Losses

The provision for credit losses decreased $9.3 million for 2011 compared to 2010.  The provision decreased $1.2 million in the fourth quarter compared to the third quarter of 2011 and was substantially unchanged compared to the fourth quarter of 2010.  Net charge-offs for the fourth quarter decreased $7.5 million compared to the third quarter of 2011 but increased $3.3 million compared to the fourth quarter of 2010.  The sequential quarter decrease was primarily due to $10.3 million of charge-offs in the third quarter relating to the sale of non-performing commercial real estate loans.  The increase in the fourth quarter compared to the fourth quarter of 2010 was attributable to higher levels of losses due to the sluggish economy which impacted all segments of the loan portfolio throughout the year.  However, fluctuations in sequential quarter charge-offs are the result of the timing of recognizing losses in the portfolio and are therefore not the best indicator of overall credit quality.

Classified and criticized loans decreased $62.0 million or 19.4% compared to December 31, 2010, of which, $17.2 million was attributable to the sale of non-performing loans in the third quarter with the remainder of the decrease resulting from improvements in credit quality, principal reductions or other orderly exits of certain loans, and other charge-offs.  Classified and criticized loans decreased $12.5 million or 4.6% in the fourth quarter compared to the previous quarter of 2011. Loans past due 30 days or more and accruing interest at December 31, 2011 decreased 22.9% compared to December 31, 2010.

Total non-performing loans at December 31, 2011 decreased $9.4 million or 9.8% from December 31, 2010, and increased $2.7 million or 3.2% from September 30, 2011.  Non-accrual loans at December 31, 2011, which comprise the greatest portion of total non-performing loans, increased $8.7 million or 17.8% compared to the fourth quarter of 2010, but were relatively unchanged compared to September 30, 2011. The increase from the end of 2010 was the result of certain troubled debt restructured loans being placed on non-accrual, primarily during the first six months of 2011, partially offset by the sale of certain non-accrual loans in the third quarter of 2011, and Ohio residential mortgages in foreclosure due to the protracted foreclosure timeline in that state.  Troubled debt restructurings accruing interest decreased $18.1 million or 38.1% compared to December 31, 2010 also primarily due to the loan sale and the movement of the aforementioned restructured loans to non-accrual.

The allowance for loan losses decreased by 10.2% compared to December 31, 2010, and 0.5% compared to September 30, 2011.  The decrease in the allowance during 2011 was due primarily to the reduction in classified and criticized loans, lower delinquency, and the elimination of reserves attributable to loans that were charged-off during the year, including loans that were sold in the third quarter of 2011.  The allowance for loan losses was 1.69% of total loans at December 31, 2011, 1.70% at September 30, 2011 and 1.86% at December 31, 2010.

Non-Interest Income and Non-Interest Expense

For 2011, non-interest income increased $0.3 million or 0.5%, and, in the fourth quarter, increased $0.8 million or 5.1% compared to the same periods of 2010.  The annual increase was primarily due to $1.6 million increase in electronic banking fees due to increased transaction volume, a $1.3 million or 8.5% increase in trust fees through new business and fee increases, and a decrease in losses on other real estate owned of $2.8 million. These improvements were partially offset by a $2.4 million decrease in net securities gains, a $0.9 million decrease in bank-owned life insurance due to a benefit claim recognized in the fourth quarter of 2010, and a decrease in service charges on deposits of $2.0 million due to regulatory changes effective in the third quarter of last year.  Service charges on deposits stabilized in the second half of 2011 compared to both the second half of 2010 and the first six months of 2011.  Also for the year, net gains on sale of mortgage loans decreased $0.9 million as more loans with terms of 15 years and less were being retained in 2011.  The quarterly increase was primarily due to a $0.8 million increase in net securities gains, a $0.5 million increase in electronic banking fees and a decrease in losses on other real estate owned of $0.3 million. These improvements were partially offset by the aforementioned decrease in bank-owned life insurance.

Non-interest expense decreased $0.9 million or 0.6% for 2011 and was nearly unchanged in the fourth quarter, compared to the same periods in 2010. For the year, FDIC insurance decreased $1.9 million due to a new calculation by the FDIC effective earlier this year and equipment expense decreased $1.2 million due to lower service agreement and depreciation expense.  These decreases were partially offset by a $1.6 million or 2.9% increase in salaries and wages due to routine annual adjustments to compensation, and a $1.0 million increase in marketing, primarily from customer incentives that were part of promotions focused on growing demand deposits and home equity loans.  In the fourth quarter FDIC insurance decreased $0.6 million, while salaries and wages increased $0.3 million or 2.2%, and employee benefits increased $0.4 million from higher health care costs.  WesBanco’s efficiency ratio was 59.5% for 2011, down from 60.9% for 2010, and 59.8% in the fourth quarter compared to 60.4% in the fourth quarter of 2010.

Financial Condition

Total assets at December 31, 2011 increased 3.3% or $174.6 million from the prior year-end primarily from increased investments in securities, funded by increases in deposits.  Available funding was also utilized to pay down higher-cost FHLB borrowings by $85.4 million or 33.7%.  The investment portfolio has grown 12.8% to $1.6 billion at December 31, 2011 which provides significant amounts of liquidity as well as additional interest income.

Portfolio loan production increased significantly in 2011 with new loan volume at the highest level in the last five years.  Categories with increases in loan production included commercial, commercial real estate and personal loans with commensurate improvement in fee income for the year.  Commercial loan production in 2011 was 44% greater than in 2010.  In addition, the bank began retaining more residential mortgage loans in the portfolio during the year, rather than selling them to the secondary market.  However, total portfolio loans at December 31, 2011 decreased 1.5% or $49.3 million from December 31, 2010.  The net decrease in portfolio loans resulted primarily from the payoffs of performing commercial real estate loans that were refinanced in the secondary market or as a result of borrowers selling properties, and pay-downs on commercial lines of credit. However, excluding the effect of the loan sale in the third quarter of 2011, portfolio loans decreased only 1.0% for the year and, in the fourth quarter loan growth was achieved in all categories other than commercial real estate.

Total deposits increased 5.3% or $221.4 million compared to December 31, 2010, due to an increase in all deposit categories other than CDs, which decreased 6.4% due to planned reductions through lower offered rates for new and rollover CDs.  This growth included deposits received from customers participating in Marcellus shale gas activity, which exceeded $125 million in initial deposits for the year.  The total increase in lower cost deposit categories other than CDs was 13.5%, with non-interest bearing demand deposits increasing 19.4% as a result of marketing campaigns, customer incentives, additional wealth management deposits, and treasury management and other business banking initiatives for commercial customers.  Total non-interest bearing checking accounts are now 16.1% of total deposits compared to 14.2% at year-end 2010.  WesBanco’s loan-to-deposit ratio was 74% at year-end.  This ratio is an indication of funding capability for more loan growth.

WesBanco continued to strengthen its regulatory capital ratios with tier I leverage at 8.71%, tier I risk-based capital at 13.06%, and total risk-based capital at 14.32%, all of which improved in each of the last nine consecutive quarters.  Both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators.  Total tangible equity to tangible assets (non-GAAP measure) was 6.68% at December 31, 2011, a 35 basis point increase from 6.33% at December 31, 2010, primarily due to a $26.9 million increase in shareholders’ equity.  The increase in shareholders’ equity was due to improved operating results net of dividends declared.  WesBanco increased its quarterly dividend to $0.15 per share in February and to $0.16 per share in August, representing a cumulative 14.3% increase over the prior year rate.

WesBanco is a multi-state bank holding company with total assets of approximately $5.5 billion, operating through 112 branch locations and 122 ATMs in West Virginia, Ohio, and Pennsylvania.  WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia.  WesBanco also operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements:

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2010 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Forms 10-Q for the quarters ended March 31, June 30, and September 30, 2011 which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including without limitation, the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, Financial Institution Regulatory Authority, Municipal Securities Rulemaking Board, Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 4
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Year Ended
STATEMENT OF INCOME	December 31,			December 31,
Interest and dividend income	2011	2010	% Change	2011	2010	% Change
Loans, including fees	$ 42,767	$ 46,341	(7.71%)	$ 175,818	$ 189,380	(7.16%)
Interest and dividends on securities:
Taxable	8,862	8,589	3.18%	36,034	35,375	1.86%
Tax-exempt	3,059	2,799	9.29%	12,109	11,408	6.14%
Total interest and dividends on securities	11,921	11,388	4.68%	48,143	46,783	2.91%
Other interest income	52	66	(21.21%)	206	365	(43.56%)
Total interest and dividend income	54,740	57,795	(5.29%)	224,167	236,528	(5.23%)
Interest Expense
Interest bearing demand deposits	416	610	(31.80%)	1,814	2,561	(29.17%)
Money market deposits	1,179	1,581	(25.43%)	5,148	7,529	(31.62%)
Savings deposits	337	484	(30.37%)	1,505	2,242	(32.87%)
Certificates of deposit	7,347	8,518	(13.75%)	31,054	36,817	(15.65%)
Total interest expense on deposits	9,279	11,193	(17.10%)	39,521	49,149	(19.59%)
Federal Home Loan Bank borrowings	1,456	2,244	(35.12%)	7,199	12,721	(43.41%)
Other short-term borrowings	1,232	1,214	1.48%	4,823	4,774	1.03%
Junior subordinated debt owed to unconsolidated subsidiary trusts	839	818	2.57%	3,259	3,792	(14.06%)
Total interest expense	12,806	15,469	(17.22%)	54,802	70,436	(22.20%)
Net interest income	41,934	42,326	(0.93%)	169,365	166,092	1.97%
Provision for credit losses	9,631	9,625	0.06%	35,311	44,578	(20.79%)
Net interest income after provision for credit losses	32,303	32,701	(1.22%)	134,054	121,514	10.32%
Non-interest income
Trust fees	4,198	4,377	(4.09%)	17,173	15,835	8.45%
Service charges on deposits	4,638	4,731	(1.97%)	18,629	20,645	(9.77%)
Electronic banking fees	2,603	2,147	21.24%	10,088	8,482	18.93%
Net securities brokerage revenue	1,048	922	13.67%	4,413	4,563	(3.29%)
Bank-owned life insurance	864	1,716	(49.65%)	3,566	4,505	(20.84%)
Net gains on sales of mortgage loans	679	806	(15.76%)	1,977	2,885	(31.47%)
Net securities gains	865	78	1008.97%	963	3,362	(71.36%)
Net loss on other real estate owned and other assets	(312)	(629)	50.40%	(1,290)	(4,128)	68.75%
Other income	1,185	849	39.58%	4,369	3,450	26.64%
Total non-interest income	15,768	14,997	5.14%	59,888	59,599	0.48%
Non-interest expense
Salaries and wages	14,433	14,127	2.17%	56,045	54,452	2.93%
Employee benefits	4,656	4,299	8.30%	17,949	18,315	(2.00%)
Net occupancy	2,805	2,595	8.09%	11,255	10,728	4.91%
Equipment	2,193	2,475	(11.39%)	8,745	9,914	(11.79%)
Marketing	1,281	1,179	8.65%	5,142	4,187	22.81%
FDIC insurance	1,008	1,653	(39.02%)	4,768	6,681	(28.63%)
Amortization of intangible assets	588	669	(12.11%)	2,410	2,729	(11.69%)
Other operating expenses	8,530	8,514	0.19%	33,981	34,146	(0.48%)
Total non-interest expense	35,494	35,511	(0.05%)	140,295	141,152	(0.61%)
Income before provision for income taxes	12,577	12,187	3.20%	53,647	39,961	34.25%
Provision for income taxes	1,940	1,877	3.36%	9,838	4,350	126.16%
Net income	$ 10,637	$ 10,310	3.17%	$ 43,809	$ 35,611	23.02%

Taxable equivalent net interest income	$ 43,581	$ 43,833	(0.57%)	$ 175,885	$ 172,234	2.12%

Per common share data
Net income per common share - basic	$ 0.40	$ 0.39	2.56%	$ 1.65	$ 1.34	23.13%
Net income per common share - diluted	$ 0.40	$ 0.39	2.56%	$ 1.65	$ 1.34	23.13%
Dividends declared	$ 0.16	$ 0.14	14.29%	$ 0.62	$ 0.56	10.71%
Book value (period end)				$ 23.80	$ 22.83	4.25%
Tangible book value (period end) (1)				$ 13.17	$ 12.09	8.93%
Average common shares outstanding - basic	26,629,360	26,586,953	0.16%	26,614,697	26,579,735	0.13%
Average common shares outstanding - diluted	26,629,688	26,587,471	0.16%	26,615,281	26,580,293	0.13%
Period end common shares outstanding	26,629,360	26,586,953	0.16%	26,629,360	26,586,953	0.16%

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 5
(unaudited, dollars in thousands)

Selected ratios
	For the Year Ended
	December 31,
	2011	2010	% Change

Return on average assets	0.81%	0.66%	22.73%
Return on average equity	7.01	5.88	19.22
Return on average tangible equity (1)	13.32	11.72	13.65
Yield on earning assets (2)	4.80	5.07	(5.33)
Cost of interest bearing liabilities	1.32	1.67	(20.96)
Net interest spread (2)	3.48	3.40	2.35
Net interest margin (2)	3.66	3.60	1.67
Efficiency (2)	59.50	60.89	(2.28)
Average loans to average deposits	76.32	82.14	(7.09)
Annualized net loan charge-offs/average loans	1.30	1.28	1.56
Effective income tax rate	18.34	10.89	68.41

	For the Quarter Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2011	2011	2011	2011	2010

Return on average assets	0.77%	0.80%	0.88%	0.77%	0.76%
Return on average equity	6.61	6.92	7.71	6.81	6.69
Return on average tangible equity (1)	12.31	13.03	14.73	13.29	13.09
Yield on earning assets (2)	4.61	4.78	4.90	4.92	4.94
Cost of interest bearing liabilities	1.22	1.28	1.35	1.44	1.48
Net interest spread (2)	3.39	3.50	3.55	3.47	3.46
Net interest margin (2)	3.56	3.67	3.73	3.67	3.66
Efficiency (2)	59.81	56.84	59.79	61.63	60.36
Average loans to average deposits	74.31	76.55	76.47	78.08	78.69
Annualized net loan charge-offs/average loans	1.22	2.11	0.85	1.03	0.80
Effective income tax rate	15.42	15.65	23.43	17.74	15.40
Trust Assets, market value at period end	$ 2,973,352	$ 2,789,218	$ 3,029,320	$ 3,061,907	$ 2,943,786

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 6
(unaudited, dollars in thousands, except shares)					% Change
Balance sheets	December 31,			September 30,	September 30, 2011
Assets	2011	2010	% Change	2011	to December 31, 2011
Cash and due from banks	$ 129,396	$ 57,242	126.05%	$ 126,437	2.34%
Due from banks - interest bearing	10,929	21,894	(50.08)	19,081	(42.72)
Securities:
Available-for-sale, at fair value	1,016,340	957,481	6.15	952,065	6.75
Held-to-maturity (fair values of $621,472; $465,902 and $631,405, respectively)	592,925	468,710	26.50	604,994	(1.99)
Total securities	1,609,265	1,426,191	12.84	1,557,059	3.35
Loans held for sale	6,084	10,800	(43.67)	8,139	(25.25)
Portfolio Loans:
Commercial real estate	1,685,565	1,757,249	(4.08)	1,697,791	(0.72)
Commercial and industrial	426,315	412,726	3.29	426,165	0.04
Residential real estate	621,383	608,693	2.08	612,647	1.43
Home equity	251,785	249,423	0.95	250,867	0.37
Consumer	254,320	260,585	(2.40)	252,908	0.56
Total portfolio loans, net of unearned income	3,239,368	3,288,676	(1.50)	3,240,378	(0.03)
Allowance for loan losses	(54,810)	(61,051)	10.22	(55,098)	0.52
Net portfolio loans	3,184,558	3,227,625	(1.33)	3,185,280	(0.02)
Premises and equipment, net	82,204	85,928	(4.33)	83,198	(1.19)
Accrued interest receivable	19,268	20,536	(6.17)	20,837	(7.53)
Goodwill and other intangible assets, net	283,150	285,559	(0.84)	283,737	(0.21)
Bank-owned life insurance	110,074	106,502	3.35	109,204	0.80
Other assets	101,102	119,181	(15.17)	109,186	(7.40)
Total Assets	$ 5,536,030	$ 5,361,458	3.26%	$ 5,502,158	0.62%

Liabilities
Deposits:
Non-interest bearing demand	$ 705,415	$ 591,052	19.35%	$ 676,724	4.24%
Interest bearing demand	577,033	481,129	19.93	571,736	0.93
Money market	910,117	854,836	6.47	903,724	0.71
Savings deposits	596,549	530,701	12.41	587,263	1.58
Certificates of deposit	1,604,752	1,714,705	(6.41)	1,616,961	(0.76)
Total deposits	4,393,866	4,172,423	5.31	4,356,408	0.86
Federal Home Loan Bank borrowings	168,186	253,606	(33.68)	176,581	(4.75)
Other short-term borrowings	196,887	187,385	5.07	192,780	2.13
Junior subordinated debt owed to unconsolidated subsidiary trusts	106,066	106,034	0.03	106,058	0.01
Total borrowings	471,139	547,025	(13.87)	475,419	(0.90)
Accrued interest payable	4,975	6,559	(24.15)	5,772	(13.81)
Other liabilities	32,260	28,588	12.84	30,157	6.97
Total liabilities	4,902,240	4,754,595	3.11	4,867,756	0.71

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 50,000,000 shares authorized;
26,633,848 shares issued; 26,629,360 shares, 26,586,953
shares and 26,629,360 shares outstanding, respectively	55,487	55,487	-	55,487	-
Capital surplus	191,679	191,987	(0.16)	191,471	0.11
Retained earnings	388,818	361,513	7.55	382,442	1.67
Treasury stock (4,488; 46,895 and 4,488 shares - at cost,
respectively)	(96)	(1,063)	90.97	(96)	-
Accumulated other comprehensive income	(902)	131	(788.55)	6,287	(114.35)
Deferred benefits for directors	(1,196)	(1,192)	(0.34)	(1,189)	(0.59)
Total Shareholders' Equity	633,790	606,863	4.44	634,402	(0.10)
Total Liabilities and Shareholders' Equity	$ 5,536,030	$ 5,361,458	3.26%	$ 5,502,158	0.62%

WESBANCO, INC.
Consolidated Selected Financial Highlights								Page 7
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	Three Months Ended December 31,				Year Ended December 31,
	2011		2010		2011		2010
	Average	Average	Average	Average	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 53,005	0.25%	$ 44,325	0.31%	$ 48,723	0.21%	$ 82,380	0.24%
Loans, net of unearned income (1)	3,237,808	5.24%	3,300,182	5.57%	3,256,887	5.40%	3,385,928	5.59%
Securities: (2)
Taxable	1,246,971	2.84%	1,117,493	3.07%	1,179,458	3.06%	1,015,643	3.48%
Tax-exempt (3)	305,129	6.17%	275,560	6.25%	299,357	6.22%	270,759	6.48%
Total securities	1,552,100	3.50%	1,393,053	3.70%	1,478,815	3.70%	1,286,402	4.11%
Other earning assets	22,899	0.33%	29,000	0.44%	25,030	0.42%	29,838	0.56%
Total earning assets (3)	4,865,812	4.61%	4,766,560	4.94%	4,809,455	4.80%	4,784,548	5.07%
Other assets	647,999		628,277		630,788		631,922
Total Assets	$ 5,513,811		$ 5,394,837		$ 5,440,243		$ 5,416,470

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 577,644	0.29%	$ 495,920	0.49%	$ 528,109	0.34%	$ 474,979	0.54%
Money market accounts	900,494	0.52%	854,250	0.73%	892,493	0.58%	817,272	0.92%
Savings deposits	588,799	0.23%	522,823	0.37%	570,093	0.26%	512,289	0.44%
Certificates of deposit	1,609,711	1.81%	1,729,554	1.95%	1,636,753	1.90%	1,754,805	2.10%
Total interest bearing deposits	3,676,648	1.00%	3,602,547	1.23%	3,627,448	1.09%	3,559,345	1.38%
Federal Home Loan Bank borrowings	172,609	3.35%	257,323	3.46%	210,506	3.42%	359,010	3.54%
Other borrowings	204,311	2.39%	189,778	2.54%	194,768	2.48%	183,542	2.60%
Junior subordinated debt	106,062	3.14%	106,031	3.06%	106,050	3.07%	109,552	3.46%
Total interest bearing liabilities	4,159,630	1.22%	4,155,679	1.48%	4,138,772	1.32%	4,211,449	1.67%
Non-interest bearing demand deposits	680,637		591,612		639,837		562,763
Other liabilities	34,888		36,049		36,573		36,516
Shareholders' equity	638,656		611,497		625,061		605,742
Total Liabilities and Shareholders' Equity	$ 5,513,811		$ 5,394,837		$ 5,440,243		$ 5,416,470
Taxable equivalent net interest spread		3.39%		3.46%		3.48%		3.40%
Taxable equivalent net interest margin		3.56%		3.66%		3.66%		3.60%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale.
Loan fees included in interest income on loans are $0.9 million and $1.0 million for the three months ended December 31, 2011 and 2010, and $4.3 million and $4.2 million for the year ended December 31, 2011 and 2010, respectively.
(2) Average yields on available-for sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 8
(unaudited, dollars in thousands, except shares and per share amounts)
	Quarter Ended
Statement of Income	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Interest income	2011	2011	2011	2011	2010
Loans, including fees	$ 42,767	$ 44,191	$ 44,511	$ 44,348	$ 46,341
Interest and dividends on securities:
Taxable	8,862	9,032	9,431	8,708	8,589
Tax-exempt	3,059	3,019	3,046	2,986	2,799
Total interest and dividends on securities	11,921	12,051	12,477	11,694	11,388
Other interest income	52	45	54	56	66
Total interest and dividend income	54,740	56,287	57,042	56,098	57,795
Interest Expense
Interest bearing demand deposits	416	394	501	503	610
Money market deposits	1,179	1,189	1,208	1,572	1,581
Savings deposits	337	332	349	488	484
Certificates of deposit	7,347	7,728	7,929	8,050	8,518
Total interest expense on deposits	9,279	9,643	9,987	10,613	11,193
Federal Home Loan Bank borrowings	1,456	1,714	2,003	2,026	2,244
Other short-term borrowings	1,232	1,220	1,188	1,182	1,214
Junior subordinated debt owed to unconsolidated subsidiary trusts	839	809	811	801	818
Total interest expense	12,806	13,386	13,989	14,622	15,469
Net interest income	41,934	42,901	43,053	41,476	42,326
Provision for credit losses	9,631	10,836	6,802	8,041	9,625
Net interest income after provision for credit losses	32,303	32,065	36,251	33,435	32,701
Non-interest income
Trust fees	4,198	3,941	4,272	4,762	4,377
Service charges on deposits	4,638	4,881	4,889	4,222	4,731
Electronic banking fees	2,603	2,679	2,523	2,284	2,147
Net securities brokerage revenue	1,048	1,182	1,088	1,096	922
Bank-owned life insurance	864	908	900	895	1,716
Net gains on sales of mortgage loans	679	327	389	582	806
Net securities gains	865	67	14	17	78
Net loss on other real estate owned and other assets	(312)	(162)	(271)	(545)	(629)
Other income	1,185	776	1,212	1,191	849
Total non-interest income	15,768	14,599	15,016	14,504	14,997
Non-interest expense
Salaries and wages	14,433	14,227	13,800	13,585	14,127
Employee benefits	4,656	3,662	4,408	5,224	4,299
Net occupancy	2,805	3,068	2,461	2,921	2,595
Equipment	2,193	2,107	2,145	2,300	2,475
Marketing	1,281	1,214	1,642	1,005	1,179
FDIC insurance	1,008	1,091	1,015	1,654	1,653
Amortization of intangible assets	588	599	605	618	669
Other operating expenses	8,530	7,639	9,627	8,184	8,514
Total non-interest expense	35,494	33,607	35,703	35,491	35,511
Income before provision for income taxes	12,577	13,057	15,564	12,448	12,187
Provision for income taxes	1,940	2,044	3,646	2,208	1,877
Net income	$ 10,637	$ 11,013	$ 11,918	$ 10,240	$ 10,310

Taxable equivalent net interest income	$ 43,581	$ 44,526	$ 44,693	$ 43,084	$ 43,833

Per common share data
Net income per common share - basic	$ 0.40	$ 0.41	$ 0.45	$ 0.39	$ 0.39
Net income per common share - diluted	$ 0.40	$ 0.41	$ 0.45	$ 0.39	$ 0.39
Dividends declared	$ 0.16	$ 0.16	$ 0.15	$ 0.15	$ 0.14
Book value (period end)	$ 23.80	$ 23.82	$ 23.40	$ 23.01	$ 22.83
Tangible book value (period end) (1)	$ 13.17	$ 13.17	$ 12.72	$ 12.30	$ 12.09
Average common shares outstanding - basic	26,629,360	26,629,360	26,610,450	26,589,013	26,586,953
Average common shares outstanding - diluted	26,629,688	26,629,543	26,611,409	26,590,410	26,587,471
Period end common shares outstanding	26,629,360	26,629,360	26,629,360	26,593,510	26,586,953
Full time equivalent employees	1,368	1,377	1,406	1,376	1,377

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights									Page 9
(unaudited, dollars in thousands)
	Quarter Ended
	Dec. 31,		Sept. 30,		June 30,		Mar. 31,		Dec. 31,
Asset quality data	2011		2011		2011		2011		2010
Past due loans - accruing:
Loans past due 30-89 days	$ 19,888		$ 23,658		$ 19,047		$ 22,367		$ 24,774
Loans past due 90 days or more	5,135		6,401		6,732		4,869		7,683
Total past due loans	$ 25,023		$ 30,059		$ 25,779		$ 27,236		$ 32,457

Non-performing assets:
Troubled debt restructurings (1)	$ 29,411		$ 27,416		$ 36,437		$ 36,636		$ 47,483
Non-accrual loans:
Troubled debt restructurings on non-accrual	17,287		16,312		17,632		13,153		9,864
Other non-accrual loans	40,205		40,505		44,409		46,418		38,956
Total non-accrual loans	57,492		56,817		62,041		59,571		48,820
Total non-performing loans	86,903		84,233		98,478		96,207		96,303
Other real estate and repossessed assets	3,029		4,687		5,012		5,554		8,069
Total non-performing assets	$ 89,932		$ 88,920		$ 103,490		$ 101,761		$ 104,372

Criticized and classified loans:
Criticized loans	$ 141,195		$ 147,572		$ 169,162		$ 172,760		$ 179,905
Classified loans	116,973		123,102		136,583		136,807		140,311
Total criticized and classified loans	$ 258,168		$ 270,674		$ 305,745		$ 309,567		$ 320,216

Loans past due 30-89 days / total loans	0.61%		0.73%		0.58%		0.69%		0.75%
Loans past due 90 days or more / total loans	0.16		0.20		0.21		0.15		0.23
Non-performing loans / total loans	2.68		2.60		3.02		2.97		2.93
Non-performing assets/total loans, other
real estate and repossessed assets	2.77		2.74		3.17		3.13		3.17
Criticized and classified loans / total loans	7.97		8.35		9.37		9.54		9.74

Allowance for loan losses
Allowance for loan losses	$ 54,810		$ 55,098		$ 61,418		$ 61,440		$ 61,051
Provision for credit losses	9,631		10,836		6,802		8,041		9,625
Net loan and deposit account overdraft charge-offs	9,921		17,392		6,877		8,298		6,641

Annualized net loan charge-offs /average loans	1.22%		2.11%		0.85%		1.03%		0.80%
Allowance for loan losses/total loans	1.69%		1.70%		1.88%		1.89%		1.86%
Allowance for loan losses/non-performing loans	0.63	x	0.65	x	0.62	x	0.64	x	0.63	x
Allowance for loan losses/non-performing loans and
loans past due	0.49	x	0.48	x	0.49	x	0.50	x	0.47	x

	Quarter Ended
	Dec. 31,		Sept. 30,		June 30,		Mar. 31,		Dec. 31,
	2011		2011		2011		2011		2010
Capital ratios
Tier I leverage capital	8.71%		8.69%		8.59%		8.53%		8.35%
Tier I risk-based capital	13.06		12.49		12.35		12.23		11.94
Total risk-based capital	14.32		13.74		13.61		13.48		13.20
Average shareholders' equity to average assets	11.58		11.57		11.42		11.37		11.33
Tangible equity to tangible assets (2)	6.68		6.72		6.59		6.43		6.33

(1) Balances include troubled debt restructurings that are accruing interest. Troubled debt restructurings not accruing interest are included in non-accrual loans.
(2) See non-GAAP financial measures for additional information relating to the calculation of this item.

NON-GAAP FINANCIAL MEASURES					Page 10
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
(unaudited, dollars in thousands)	2011	2011	2011	2011	2010	2011	2010
Return on average tangible equity:
Net income (annualized)	$ 42,201	$ 43,694	$ 47,805	$ 41,531	$ 40,903	$ 43,809	$ 35,611
Plus: amortization of intangibles (annualized) (1)	1,516	1,545	1,577	1,629	1,724	1,566	1,774
Net income before amortization of intangibles (annualized)	43,717	45,239	49,382	43,159	42,627	45,375	37,385

Average total shareholders' equity	638,656	631,174	619,954	610,077	611,497	625,061	605,742
Less: average goodwill and other intangibles	(283,406)	(284,003)	(284,611)	(285,219)	(285,860)	(284,304)	(286,875)
Average tangible equity	355,250	347,171	335,343	324,858	325,637	340,757	318,867

Return on average tangible equity	12.31%	13.03%	14.73%	13.29%	13.09%	13.32%	11.72%

	Period End
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2011	2011	2011	2011	2010
Tangible book value:
Total shareholders' equity	$ 633,790	$ 634,402	$ 623,037	$ 611,978	$ 606,863
Less: goodwill and other intangible assets	(283,150)	(283,737)	(284,336)	(284,941)	(285,559)
Tangible equity	350,640	350,665	338,701	327,037	321,304

Common shares outstanding	26,629,360	26,629,360	26,629,360	26,593,510	26,586,953

Tangible book value	$ 13.17	$ 13.17	$ 12.72	$ 12.30	$ 12.09

Tangible equity to tangible assets:
Total shareholders' equity	$ 633,790	$ 634,402	$ 623,037	$ 611,978	$ 606,863
Less: goodwill and other intangible assets	(283,150)	(283,737)	(284,336)	(284,941)	(285,559)
Tangible equity	350,640	350,665	338,701	327,037	321,304

Total assets	5,536,030	5,502,158	5,425,907	5,368,852	5,361,458
Less: goodwill and other intangible assets	(283,150)	(283,737)	(284,336)	(284,941)	(285,559)
Tangible assets	5,252,880	5,218,421	5,141,571	5,083,911	5,075,899

Tangible equity to tangible assets	6.68%	6.72%	6.59%	6.43%	6.33%

(1) Tax effected at 35%.